Exhibit 99.1

FOR IMMEDIATE RELEASE

Quality Distribution, Inc. Reports Record Revenues for the Year and Quarter Ended December 31, 2004

TAMPA, FL – (PR Newswire)—March 28, 2005—Quality Distribution, Inc. (Nasdaq: QLTY) (the “Company”) today reported record total revenue for the year ended December 31, 2004 of $622.0 million, a 10.0% increase over the prior year’s revenue of $565.4 million. Total revenue increased 11.2% from $139.4 million in the 4th quarter of 2003 to $155.0 million in 2004, a record for the 4th quarter.

Transportation revenue for the year ended 2004 increased 8.6% over the prior year and increased 6.2% for the 4th quarter when compared to the 4th quarter of 2003. The increase has been driven primarily by strong demand from existing customers, rate increases, and the continued addition of affiliates.

The Company incurred a net loss attributable to common shareholders for the 4th quarter of 2004 of ($6.6) million or ($0.35) per share as compared to a net loss of ($67.9) million or ($4.95) per share in the 4th quarter of 2003. Adjusting for events not related to the Company’s on-going trucking operations as described in the attached reconciliation of Consolidated EBITDA (as defined), net income and earnings per share for the 4th quarter were in line with guidance the Company had previously issued. For the year ended December 31, 2004, the net loss was ($10.7) million or ($0.57) per share as compared to a net loss of ($71.6) million or ($12.51) per share for 2003.

Consolidated EBITDA for the 4th quarter of 2004 was $15.6 million and was in line with the Company’s prior guidance. Consolidated EBITDA for the 4th quarter of 2003 was $15.2 million. For the full year, Consolidated EBITDA was $67.6 million as compared to $66.1 million last year. Additional detail regarding Consolidated EBITDA and a reconciliation of Consolidated EBITDA to net loss attributable to common shareholders is included as part of this earnings release

Commenting on the results and outlook, President and Chief Executive Officer, Tom Finkbiner said, “We are optimistic about the underlying trends in our business. Demand continues to be strong and our new operating management team, led by COO Gary Enzor, has recently begun to make progress in driver recruitment and retention. Our core trucking business continues to perform well and we continue to aggressively pursue the addition of new customers and affiliates.” He added, “The past year was a difficult year for the Company, and we are disappointed that several issues unrelated to our core operations temporarily depressed our profitability. With the announcement in early January of a proposed settlement of the class action litigation related to PPI, we are hopeful that these matters are effectively behind us and that our earnings will return to a more normalized level in 2005.

On January 28, 2005, Quality Distribution, LLC (“QD LLC”) announced the consummation of its offering, together with its wholly owned subsidiary QD Capital Corporation (“ QD Capital “, and together with QD LLC, the “ Issuers “), of $85 million aggregate principal amount of Senior Floating Rate Notes Due 2012 (the “ Notes “) through a private offering. Please refer to the form 8-K filed by the Company January 28, 2005 for more details on this offering.

As previously announced, the Company will host a conference call for investors to discuss these results on March 29, 2005 at 8:00 a.m. Eastern time. The dial in number is 800-818-5264 toll free; the passcode is 3260745. A replay of the call will be available until April 27, 2005 by dialing 888-203-1112; passcode 3260745. Copies of this earnings release and other financial information about the Company may be accessed on the “QDI Main / News and Publications” and “Investors” sections of the Company’s website at www.qualitydistribution.com.

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiary, Quality Carriers, Inc., and TransPlastics, a division of Quality Carriers, and through its affiliates and owner-operators, manages approximately 3,500 tractors and 7,400 trailers. The Company provides bulk transportation and related services, including tank cleaning and freight brokerage. Quality Distribution is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This earnings release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage, economic factors, downturns in customers’ business cycles or in the national economy, dependence on affiliates and owner-operators, change in government regulation, fluctuations in fuel pricing or availability, increases in interest rates, and the Company’s ability to attract and retain qualified drivers. Other important factors, which arise out of the PPI irregularities and that may cause actual results to differ materially from the forward-looking statements: the outcome of state regulatory investigations relating to the insurance irregularities or any other federal or state governmental investigations against the Company; the failure to conclude the settlement of the pending and threatened litigation initiated against the Company and certain of its officers and directors. Readers are urged to carefully review and consider the various disclosures made by the Company in this earnings release and the risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:	Timothy B. Page
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7376

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years and Quarters Ended December 31, 2004, 2003

(In 000’s) Except Per Share Data

	2004	2003	Q4 2004	Q4 2003
OPERATING REVENUES:
Transportation	$520,916	$479,719	$126,606	$119,176
Other service revenue	70,607	70,110	16,988	16,737
Fuel surcharge	30,492	15,611	11,397	3,484

Total operating revenues	622,015	565,440	154,991	139,397

OPERATING EXPENSES:
Purchased transportation	420,565	360,303	105,922	92,034
Compensation	58,702	60,660	13,662	14,684
Fuel, supplies and maintenance	33,480	34,912	7,501	7,689
Depreciation and amortization	22,493	28,509	4,858	5,765
Selling and administrative	25,053	15,876	7,300	3,898
Insurance claims	22,793	32,209	3,737	15,350
Other operating expenses	10,186	11,192	2,878	2,714
(Gain) Loss on disposal of property & equipment	2,442	10	776	21
Impairment on property and equipment	2,923	0	2,923	0
PPI class action settlement and related expenses	8,314	0	3,471	0
CLC expenses	0	2,250	0	2,250
Restructuring charges	0	725	0	725

Total operating expenses	606,951	546,646	153,028	145,130

Operating income	15,064	18,794	1,963	(5,733)

Interest expense, net	22,343	29,984	6,219	7,962
Interest expense, transaction fees	0	700	0	0
Interest expense, preferred stock conversion	0	59,395	0	59,395
Gain on debt extinguishment	0	(4,733)	0	(4,733)
Other misc (income) expense & currency (gain) loss	857	649	588	(88)

Loss before income taxes	(8,136)	(67,201)	(4,844)	(68,269)
Provision (benefit) for income taxes	2,421	(99)	1,563	(459)

Net loss	(10,557)	(67,102)	(6,407)	(67,810)
Preferred stock and minority stock dividends	(145)	(4,540)	(145)	(58)

Net loss attributable to common stockholders	$(10,702)	$(71,642)	$(6,552)	$(67,868)

PER SHARE DATA:
Basic
Net loss from continuing operations per common stockholder	$(0.57)	$(12.51)	$(0.35)	$(4.95)
Loss on discontinued operations	0	0	0	0
Cumulative effect of change in accounting principle	0	0	0	0

Net loss per common stockholders	$(0.57)	$(12.51)	$(0.35)	$(4.95)

Diluted
Net loss from continuing operations per common stockholder	$(0.57)	$(12.51)	$(0.35)	$(4.95)
Loss on discontinued operations	0	0	0	0
Cumulative effect of change in accounting principle	0	0	0	0

Net loss per common stockholders	$(0.57)	$(12.51)	$(0.35)	$(4.95)

Weighted average number of shares - basic	18,910	5,729	18,919	13,700
weighted average number of shares - diluted	18,910	5,729	18,919	13,700

RECONCILIATION CONSOLIDATED EBITDA TO NET (LOSS) INCOME

For the Years and Quarters Ended December 31, 2004 and 2003

Quality Distribution uses Consolidated EBITDA (as defined) as an important measure of the Company’s operating effectiveness. Consolidated EBITDA (as defined) represents net income (loss) before interest expense, foreign currency transaction loss, gain on debt extinguishment, other expense (income), preferred stock and minority dividends, provision for taxes, depreciation and amortization, expenses or losses attributable to our operations prior to the 1998 acquisition of CLC, restructuring charges, PPI write-offs, class action settlements, reserves and professional fees, start-up costs and operating losses related to our orange juice transportation operations, increased environmental remediation expense, adverse developments in insurance cases, gains and losses on the sale of non-core assets, including the sale of our PPI and orange juice business and Levy businesses, fixed asset impairment charges, one time Sarbanes Oxley compliance expense, expenses related to the recruitment and relocation of several senior management personnel in the 4th quarter of 2004 and other such unusual expenses as may arise from time to time. Consolidated EBITDA (as defined) is presented herein because it is an important component of the covenant that is used in the indentures governing our notes, and is used as an important component of the covenants used in our senior credit facility. As of December 31, 2004, covenants under our senior credit facility utilizing Consolidated EBITDA were as follows: Consolidated Interest Coverage Ratio (Consolidated EBITDA divided by Interest Expense) was 3.25 versus a required level of not less than 2.65; the Adjusted Total Leverage Ratio (Consolidated Debt divided by Consolidated EBITDA) was 4.12 versus a required level of not greater than 4.75. Consolidated EBITDA (as defined) is not a measure of financial performance or liquidity under United States generally accepted accounting principles (“GAAP”). Accordingly, while Consolidated EBITDA (as defined) is an important component of the Company’s indentures and senior credit facility, Consolidated EBITDA (as defined) should not be considered in isolation or as a substitute for consolidated statement of income and cash flow data prepared in accordance with GAAP as a indication of our operating performance or liquidity.

	2004	2003	Q4 2004	Q4 2003
Net loss attributable to common stockholders	(10,702)	(71,642)	(6,552)	(67,868)
Preferred stock and minority stock dividends	145	4,540	145	58
Depreciation and amortization	22,493	28,509	4,858	5,765
Interest expense, net	22,343	29,984	6,219	7,962
Interest expense, transaction fees	0	700	0	0
Interest expense preferred stock conversion	0	59,395	0	59,395
Provision (benefit) for income taxes	2,421	(99)	1,563	(459)
PPI write-offs, expenses and class action settlement	8,314	11,748	3,471	8,187
(Gain) loss on disposal of property & equipment	2,442	10	776	21
Impairment on property and equipment	2,923	0	2,923	0
Juice business losses	2,519	0	0	0
Increased environmental remediation	4,857	0	0	0
Adverse insurance development charges	7,036	4,030	0	4,030
Executive mgmt recruiting and relocation charges	1,089	0	1,089	0
Sarbanes-Oxley start-up charges	822	0	480	0
Other misc (income) loss & currency (gain) loss	857	649	588	(88)
Gain on debt extinguishment	0	(4,733)	0	(4,733)
Restructuring charges	0	725	0	725
CLC expenses	0	2,250	0	2,250

CONSOLIDATED EBITDA	67,559	66,066	15,560	15,245

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

(In 000’s)

	2004	2003
ASSETS:
Current assets:
Cash and cash equivalents	$2,700	$955
Accounts receivable, net	100,836	78,032
Current maturities of notes receivable from affiliates	839	676
Prepaid expenses	4,845	3,566
Prepaid tires	7,498	7,978
Assets held for sale	1,170	0
Other	2,071	2,055

Total current assets	119,959	93,262
Property and equipment, net	116,540	137,961
Goodwill	131,363	131,232
Intangibles, net	1,371	1,402
Notes receivable from affiliates	402	651
Other assets	9,663	9,871

Total assets	$379,298	$374,379

LIABILITIES MINORITY INTEREST AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Current maturities of indebtedness	$1,400	$6,759
Accounts payable	14,508	13,988
Affiliates and independent owner-operators payable	9,983	7,319
Accrued expenses	77,923	56,930
Income taxes payable	2,551	518

Total current liabilities	106,365	85,514
Long-term indebtedness, less current maturities	275,150	272,750
Environmental liabilities	14,415	19,689
Other non-current liabilities	14,463	13,712
Deferred tax liability	1,172	1,552

Total liabilities	411,565	393,217

Minority interest in subsidiary	1,833	1,833

STOCKHOLDERS’ DEFICIT:
Common stock, no par value; 29,000 shares authorized; 19,152 issued at December 31, 2004 and 18,992 issued at December 31, 2003	357,777	357,580
Treasury stock, 114 and 111 shares at December 31, 2004 and 2003, respectively	(1,326)	(1,258)
Accumulated deficit	(180,271)	(169,569)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(18,042)	(14,689)
Stock purchase warrants	73	86
Unearned compensation, restricted stock	(1,077)	(1,502)
Stock subscriptions receivable	(1,645)	(1,730)

Total stockholders’ deficit	(34,100)	(20,671)

Total liabilities, minority interest and stockholders’ deficit	$379,298	$374,379

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2004 and 2003

(In 000’s)

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,557)	$(67,102)
Adjustments to reconcile to net cash equivalents provided by operating activities
Deferred income taxes	(473)	796
Depreciation and amortization	22,493	28,509
Bad debt expense	2,526	1,573
Foreign currency transaction loss	652	937
Loss on disposal of property and equipment	2,442	10
Impairment loss on property and equipment	2,923	—
Amortization of bond carrying value	—	(2,276)
Amortization of restricted stock	609	—
Write-off/amortization of deferred financing costs	1,690	1,421
Write-off of excess of bond carrying value and deferred financing costs	—	(7,529)
Write-off of Power Purchasing, Inc., receivables	—	3,314
Preferred stock dividend accretion recorded as interest expense	—	3,457
Interest expense recorded on conversion of preferred stock	—	59,395
Paid-in-kind interest	—	3,735
Changes in assets and liabilities
Accounts and other receivables	(25,330)	(5,997)
Notes receivable from affiliates	87	(98)
Prepaid expenses	(1,279)	1,600
Prepaid tires	479	(84)
Other assets	(256)	369
Accounts payable and accrued expenses	23,347	4,179
Affiliates and independent owner-operators payable	2,664	(3,285)
Other liabilities	(8,583)	(4,524)
Current income taxes	2,033	(1,051)

Net change in assets and liabilities	(6,838)	(8,891)

Net cash provided by operating activities	15,467	17,349

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,916)	(8,892)
Acquistion of wash facility	(131)	—
Acquisition of assets	(650)	(6,100)
Proceeds from sales of property and equipment	3,094	2,611

Net cash used in investing activities	(7,603)	(12,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (payment) on revolver	3,800	(14,730)
Proceeds from issuance of long-term debt	—	264,650
Principal payments on revolver	(5,000)
Principal payments on long-term debt and capital lease obligations	(1,759)	(362,202)
Deferred financing fees	(1,241)	(12,923)
Increase (decrease) in book overdraft	(1,742)	1
Net proceeds from stock issuance	—	120,638
Other stock transactions	17	(22)
Minority stock dividends	(145)	(145)

Net cash used in financing activities	(6,070)	(4,733)

Net increase (decrease) in cash and cash equivalents	1,794	235
Effect of exchange rate changes on cash	(49)	59
Cash, beginning of year	955	661

Cash, end of year	$2,700	$955